COMMERZBANK AKTIENGESELLSCHAFT

AND

THE BANK OF NEW YORK MELLON,

As Depositary

AND

HOLDERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

(Bearer Shares)

Dated as of December 15, 1999

As Further Amended and Restated as of ___________, 2011

TABLE OF CONTENTS

Section 2.  Form of ADR; Incorporation by Reference

Section 3.  Deposit of Shares

Section 4.  Issue of ADRs

Section 5.  Transfer, Combination and Split-up of ADRs; Substitution of ADRs; Cancellation and Destruction of ADRs; Maintenance of Records

Section 6.  Distributions; Conversion of Foreign Currency; Withholding

Section 7.  Custodian

Section 8.  Depositary's Agents

Section 9.  Lists of Holders and Other Information

Section 10.  Resignation and Removal of the Depositary; Successor Depositary

Section 11.  Information

Section 12.  Indemnification

Section 13.  Book-Entry Shares

Section 14.  Notices

Section 15.  Uncertificated ADSs; DTC Direct Registration System

Section 16.  Miscellaneous

Section 17.  Governing Law

EXHIBIT A

FORM OF ADR

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of December 15, 1999, as further amended and restated as of __________, 2011 (the "Agreement") among Commerzbank Aktiengesellschaft (the "Company"), The Bank of New York Mellon, as depositary hereunder (the "Depositary"), and all holders and beneficial owners from time to time of American Depositary Shares issued hereunder.

WHEREAS, the Company desires to provide, as hereinafter set forth in this amended and restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the Company and the Depositary desire to amend and restate the Deposit Agreement as permitted by Paragraph (16) of the Form of ADR incorporated into this Deposit Agreement in the manner set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Definitions.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Agreement.

a)

"ADRs" means American depositary receipts evidencing ADSs.

b)

"ADSs" means American depositary shares representing beneficial interests in the Deposited Securities.  Subject to Paragraphs (11) and (14) of the Form of ADR, each ADS represents the right to receive the number of Shares specified in Exhibit A to this Agreement.

c)

"Beneficial Owner" means a person with a beneficial interest in an ADS.

d)

"Clearing AG" means Deutsche Börse Clearing AG, the German central securities depositary, and any successor entity.

e)

"Custodian" means the agent or agents of the Depositary named as Custodian in the Form of ADR and any additional or successor Custodian which may be appointed pursuant to Section 7.

f)

"Delivery Order" has the meaning set forth in Section 3(a).

g)

"Depositary's Corporate Trust Office" means at any particular time the office of the Depositary in The City of New York at which its depositary receipt business is then administered.  At the date of this Agreement the Depositary's Corporate Trust Office is 101 Barclay Street, New York, New York 10286.

h)

"Deposited Securities" at any particular time means all Shares then deposited or deemed to be deposited under this Agreement and any and all additional securities and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held hereunder.

i)

"Form of ADR" has the meaning set forth in Section 2.

j)

"Holder" means the person or persons in whose name an ADR is registered on the Register.

k)

"Pre-release" has the meaning set forth in Section 3.

l)

"Pre-released ADR" has the meaning set forth in Section 3.

m)

"Register" has the meaning set forth in Paragraph (2) of the Form of ADR.

n)

"Securities Act" means the U.S. Securities Act of 1933, as amended.

o)

"Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

p)

"Shares" means the ordinary shares, in bearer form, of the Company, having the same rights, including with respect to distributions, as all other outstanding ordinary Shares of the Company, and, subject to Paragraph (5) of the Form of ADR, shall include rights to receive Shares.

Section 2.  Form of ADR; Incorporation by Reference.

- # -

a)

Form of ADR.  ADRs shall be substantially in the form of Exhibit A hereto (the "Form of ADR"), with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject.  ADRs shall be engraved or printed or otherwise reproduced in accordance with the Depositary's customary practices or as may be required by any securities exchange on which the ADSs are listed or admitted for trading.  ADRs shall be executed by the manual signature of a duly authorized signatory of the Depositary, which signature shall bind the Depositary, notwithstanding that such signatory has ceased to hold such authority prior to the delivery of such ADRs; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be a facsimile if such ADRs are countersigned by the manual signature of a duly authorized signatory of such co-registrar and dated by such signatory.

b)

Incorporation by Reference.  The terms and conditions set forth in the Form of ADR are hereby incorporated by reference herein and made a part hereof as if set forth herein, and shall be binding upon the parties hereto.

Section 3.  Deposit of Shares.

a)

Deposit with Custodian.  Subject to the terms and conditions of this Agreement, the Depositary shall issue ADRs for delivery at the Depositary's Corporate Trust Office against delivery or transfer to the Custodian of:  (i) Shares by credit to the account of the Custodian with Clearing AG or (ii) subject to the provisions of Paragraph (5) of the Form of ADR, rights to receive Shares.  ADRs issued upon the deposit of rights to receive Shares in accordance with clause (ii) of this Section 3(a) are hereinafter referred to as "Pre-released ADRs", and each such issuance as a "Pre-release", until such time as Shares are deposited with the Custodian in accordance with clause (i) of this Section 3(a).  In connection with any such deposit, the Depositary or the Custodian may require (i) a written order from the person making such deposit specifying the person or persons in whose name the ADRs are to be issued (a "Delivery Order") or (ii) such other certifications as the Depositary or the Custodian may require in accordance with the provisions of this Agreement.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that the necessary approval, if any, has been granted by the governmental body, if any, in the Federal Republic of Germany which is then performing the function of the regulation of currency exchange.

b)

Representations.  Every person depositing Shares hereunder is deemed to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act and may be publicly offered and sold in the United States without registration under the Securities Act or (B) have been registered under the Securities Act.  Such representations and warranties shall survive the deposit of Shares and issuance and cancellation of ADRs.

c)

Refusal of Deposit.  The Depositary shall not knowingly accept for deposit hereunder any Shares which would be required to be registered under the Securities Act for public offer and sale in the United States unless such Shares have been so registered.  The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with applicable U.S. securities laws.

d)

Holding of Deposited Securities.  The Depositary shall cause the Custodian to hold Deposited Securities for and to the order of the Depositary.  The Depositary shall cause the Custodian to hold Shares deposited hereunder and other Deposited Securities eligible for deposit with Clearing AG at its account at Clearing AG.  Deposited Securities may be delivered by the Depositary or the Custodian to any person only under the circumstances expressly contemplated in this Agreement.

e)

Treatment as Legal Owner.  Notwithstanding anything herein to the contrary, the Company will, for all purposes, treat the Depositary, in its capacity as such, as the legal owner of all Deposited Securities.

Section 4.  Issue of ADRs.

After any deposit of Shares or rights to receive Shares in accordance with Section 3(a), together with any other documents required by the Depositary in accordance with this Agreement, the Custodian shall as promptly as practicable notify the Depositary of such deposit and of the information contained in any Delivery Order.  Such notice shall be given in writing, either by letter, airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by telex or facsimile transmission.  After receiving such notice from the Custodian, the Depositary, subject to this Agreement including the payment of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in paragraph (9) of the Form of ADR and the payment of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities, shall as promptly as practicable execute and deliver at the Depositary's Corporate Trust Office, to or upon the order of the person named in such notice, ADRs registered as requested and evidencing the aggregate number of ADSs to which such person is entitled.  ADRs shall be issued only in denominations of any whole numbers of ADSs.  At the request, risk and expense of the person depositing Shares or rights, the Depositary may deliver ADRs at a place other than the Depositary's Corporate Trust Office.  ADRs may be issued by the Depositary only under the circumstances expressly contemplated in this Agreement.

Section 5.  Transfer, Combination and Split-up of ADRs; Substitution of ADRs; Cancellation and Destruction of ADRs; Maintenance of Records.

a)

Transfer, Combination and Split-up of ADRs.  Subject to the terms and conditions of this Agreement, the Depositary shall, upon surrender of an ADR or ADRs in form satisfactory to the Depositary at the Depositary's Corporate Trust Office (i) for the purpose of transfer, if such ADRs are accompanied by such instruments of transfer as the Depositary may require and are stamped as may be required by law, register the transfer of such ADRs on the Register and execute and deliver new ADRs to or upon the order of the person entitled thereto; and (ii) for the purpose of effecting a split-up or combination, execute and deliver a new ADR or ADRs in such denominations as may be requested, evidencing the same aggregate number of ADRs as the ADRs surrendered.

b)

Substitution of ADRs.  The Depositary shall execute and deliver a new ADR of like tenor in exchange and substitution for any mutilated ADR upon cancellation thereof or in substitution for a destroyed, lost or stolen ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond (for the benefit of the Depositary and the Company) and satisfying any other reasonable requirements imposed by the Depositary.

c)

Cancellation and Destruction of ADRs.  The Depositary shall cancel all ADRs surrendered to it.  The Depositary is authorized to destroy ADRs so cancelled in accordance with customary practices of stock transfer agents in The City of New York.

d)

Maintenance of Records.  The Depositary shall maintain records of all ADRs surrendered and Deposited Securities withdrawn under Paragraph (1) of the Form of ADR, transfers of ADRs, substitute ADRs delivered, and cancelled or destroyed ADRs under this Section 5, in keeping with the procedures ordinarily followed by stock transfer agents located in The City of New York or as required by applicable law or regulation.

Section 6.  Distributions; Conversion of Foreign Currency; Withholding.

a)

Distributions.  Upon the receipt of any distribution on Deposited Securities, to the extent permitted by applicable law and subject to Paragraphs (4), (7) and (9) of the Form of ADR, the Depositary shall distribute such distribution to each Holder, in proportion to the number of Deposited Securities underlying such Holder's ADRs, in accordance with Paragraph (11) of the Form of ADR.

b)

Conversion of Foreign Currency.  Upon receipt by the Depositary or the Custodian of any foreign currency, if at the time of its receipt such foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, such foreign currency into U.S. dollars, and shall distribute such U.S. dollars to the Holders entitled thereto, by public or private sale or by any other manner that it may reasonably determine, or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders thereof upon surrender thereof in accordance with Paragraph (11) of the Form of ADR.  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license as it may deem in its reasonable judgment desirable.  If the Depositary determines that such foreign currency is not convertible, in whole or in part, on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license which is required for such conversion is denied or in the opinion of the Depositary is not obtainable or is not obtained within a reasonable period or at a reasonable cost, the Depositary may convert and distribute all or part of the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.  All expenses of any such conversion shall be deducted from the proceeds thereof.

c)

Withholding.  In connection with any distribution on the Deposited Securities, each of the Company, the Depositary and the Custodian shall remit to the appropriate governmental authority such amounts (if any) as may be required by law to withhold and pay to such authority.  The Depositary shall forward to the Company in a timely fashion such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities.  The Depositary shall make reasonable efforts to establish and maintain arrangements that assist Beneficial Owners in claiming any tax refunds, credits or other benefits (pursuant to treaty or otherwise) relating to distributions on the ADSs.  The Depositary shall provide copies of any filing that it makes in conjunction with any such arrangements to the Company.  The Company shall provide such cooperation in establishing and maintaining any such arrangements as the Depositary may reasonably request.

d)

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.

Section 7.  Custodian.

The Depositary shall procure that there is at all times a Custodian.  Any Custodian in acting hereunder shall be subject to the direction of the Depositary and shall be responsible solely to it.  The Depositary shall be responsible for the compliance by each Custodian with the provisions hereof.  The Depositary may, from time to time after consultation with the Company to the extent practicable, appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the Form of ADR.  Each Custodian so appointed shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the provisions hereof.  Any Custodian may resign from its duties hereunder upon 30 days' written notice to the Depositary.  The Depositary may, after consultation with the Company to the extent practicable, discharge any Custodian at any time upon notice to such Custodian.  The Depositary shall promptly instruct any Custodian ceasing to act as Custodian to deliver all Deposited Securities held by it to a Custodian continuing to act as Custodian hereunder and the resignation or discharge of any Custodian shall not be effective until such Custodian shall have so delivered all Deposited Securities held by it.

Section 8.  Depositary's Agents.

The Depositary may perform its obligations hereunder through any agent appointed by it including, but not limited to, a co-registrar to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs and/or a co-transfer agent for the purpose of effecting transfers, combinations or split-ups of ADRs at designated offices in addition to the Depositary's Corporate Trust Office.  Each agent so appointed by the Depositary shall give written notice to the Company and the Depositary accepting such appointment and shall agree in writing to be bound by the provisions hereof.  Notwithstanding the foregoing, the Depositary shall remain responsible for the performance of its obligations hereunder as if no agent were appointed.

Section 9.  Lists of Holders and Other Information.

The Company shall, to the extent permitted by applicable law, have the right to inspect the Register and the transfer records of the Depositary and its agents, take copies thereof and require the Depositary to supply copies of such records as the Company may reasonably request.  The Depositary shall, to the extent permitted by applicable law, furnish to the Company, promptly upon the receipt of a written request from the Company, a list of the names and addresses of, and holdings of ADSs by, all Holders.  The Depositary shall provide copies to the Company, promptly upon the receipt of a written request from the Company, of any information received by the Depositary in accordance with Paragraph (4) of the Form of ADR unless such disclosure is prohibited by applicable law.

Section 10.  Resignation and Removal of the Depositary; Successor Depositary .

The Depositary may resign as Depositary by written notice to the Company, or be removed as Depositary by the Company by written notice to the Depositary and such resignation or removal shall take effect only upon the appointment of, and acceptance of such appointment by, a successor depositary hereunder.  If the Depositary shall resign or be removed, the Company shall either direct the Depositary to terminate this Deposit Agreement pursuant to Paragraph (17) of the Form of ADR or use its best efforts to appoint a bank or trust company having an office in The City of New York, as successor depositary hereunder.  Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it hereunder and on the written request of the Company, shall execute and deliver an instrument transferring all rights and powers hereunder, shall duly assign, transfer and deliver all of its right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the names and addresses of, and holdings of ADSs by, all Holders.  Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business (including the ADR facility created pursuant to this Agreement), shall be the successor depositary hereunder without any further action.  Upon the appointment or accession of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become the agent hereunder of such successor depositary and such successor depositary shall, on the written request of such Custodian, execute and deliver to such Custodian any instruments necessary to give such Custodian authority as the agent hereunder of such successor depositary.  This Section 10 is without prejudice to the rights of the Company under Paragraph (17) of the Form of ADR.

Section 11.  Information.

a)

Public Information.  The Company shall transmit to the Custodian and the Depositary a copy (in English or with an English translation or summary to the extent required under Rule 12g3-2(b) under the U.S. Securities Exchange Act of 1934) of any communications it makes generally available (by publication or otherwise) to holders of Shares.  The Depositary shall make such communications available to Holders in accordance with Paragraph (10) of the Form of ADR.  The Company will timely provide the Depositary with the quantity of such communications as the Depositary may reasonably request.

b)

Articles of Association.  The Company has delivered to the Depositary and the Custodian, a copy of its Articles of Association (in English or with an English translation) and, promptly upon any amendment thereto, the Company shall deliver to the Depositary and the Custodian a copy (in English or with an English translation) of such amendment.

Section 12.  Indemnification.

a)

Indemnification by the Company.  The Company agrees to indemnify the Depositary against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of or in connection with (a) the Depositary’s acceptance and performance of its powers and duties in respect of this Agreement as the same may be amended, modified or supplemented from time to time, except to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or its agents, or (b) any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to the Depositary furnished in writing to the Company by the Depositary expressly for use in such registration statement.  The indemnities contained in the preceding sentence shall not extend to any loss, liability or expense which may arise out of any Pre-release to the extent that any such loss, liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Paragraph (1) of the Form of ADR.  However, for the avoidance of doubt, the indemnities contained in the preceding sentence shall apply to any loss, liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of Shares, except to the extent any such loss, liability or expense arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or any Custodian.

b)

Indemnification by the Depositary.  The Depositary agrees to indemnify the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or its agents.

c)

Notification and Settlement.  Any person seeking indemnification hereunder (an "indemnified person ") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 12) and shall, if there is no potential or actual conflict of interest, consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld).

d)

Survival.  The obligations set forth in this Section 12 shall survive the termination of this Agreement and the succession or substitution of any indemnified person.

Section 13.  Book-Entry Shares.

As used herein, references to the deposit, delivery, holding, withdrawal or other treatment of Shares or rights to receive Shares shall be deemed to include the deposit, delivery, holding, withdrawal or other treatment of Shares or rights to receive Shares represented by book-entry interests (whether in one or more global share certificates or in a fully decertificated book-entry system) if the Company at any time causes any Shares to be so represented.

Section 14.  Notices.

Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, or sent via telex or facsimile transmission to such Holder to the address or telex or facsimile number, as the case may be, of such Holder in the Register.  Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b) below, respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

 The Bank of New York Mellon

 101 Barclay Street

 New York, New York  10286

 Attn: ADR Department

 Fax: (212) 571-3050

Commerzbank Aktiengesellschaft

Kaiserplatz
60261 Frankfurt am Main
Germany

Attention: Ute Heiserer-Jäckel

Fax: +49-69-1362-9492

Notices to the Depositary must be in English.

Section 15. Uncertificated ADSs; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Agreement:

(a)

ADSs may be certificated securities evidenced by ADRs or uncertificated securities.  The Form of ADR annexed as Exhibit A to this Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated ADSs.  Except for those provisions of this Agreement that by their nature do not apply to uncertificated ADSs, all the provisions of this Agreement shall apply, mutatis mutandis, to both certificated and uncertificated ADSs.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to ADRs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing ADSs registered in the name requested by that person,  (B) registration of ADSs not evidenced by a ADR on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more ADRs.

(ii)

The term “surrender”, when used with respect to ADRs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender ADSs not evidenced by an ADR  or (C) surrender to the Depositary at its Corporate Trust Office of one or more ADRs evidencing ADSs.

(c)

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated ADSs, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of an ADR for the purpose of exchanging it for uncertificated ADSs, shall cancel that ADR and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated ADSs that the surrendered ADR evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated ADSs for the purpose of exchanging them for certificated ADSs, shall execute and deliver to the Holder a ADR evidencing the same number of certificated ADSs.

(e)

Upon satisfaction of the conditions for replacement of a ADR that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the ADSs evidenced by that ADR in uncertificated form unless otherwise requested by the Holder.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated ADSs upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Section 12 of this Agreement and Paragraph (15) of the Form of ADR shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

Section 16.  Miscellaneous.

This Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, the Beneficial Owners, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.  The Holders and Beneficial Owners shall be parties to this Agreement and shall be bound by the provisions hereof.  If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby.  This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which shall constitute one instrument.

Section 17.  Governing Law.

This Agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York.

COMMERZBANK AKTIENGESELLSCHAFT

By:  _____________________

Name:

Title:

By:  _____________________

Name:

Title:

THE BANK OF NEW YORK MELLON

By:  _____________________

Name:

Title:

EXHIBIT A

ANNEXED TO AND INCORPORATED INTO

            DEPOSIT AGREEMENT

[FORM OF ADR]

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS

No.: BNY-____________

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents One deposited Share)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY BEARER SHARES

OF

COMMERZBANK AKTIENGESELLSCHAFT

(Incorporated under the

laws of the Federal Republic of Germany)

THE BANK OF NEW YORK MELLON, as depositary (the "Depositary"), hereby certifies that ____________, or registered assigns, is the registered owner (a "Holder") of _____ American Depositary Shares ("ADSs"), each (subject to Paragraphs (11) and (14)) representing one ordinary bearer share or, subject to Paragraph (5) below, rights to receive such a share (each, a "Share"), of Commerzbank Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany (the "Company"), deposited or subject to deposit under the Agreement (as hereinafter defined) with the principal Frankfurt/Main office of Commerzbank Aktiengesellschaft, in its capacity as custodian (subject to Section 7 of the Agreement, the "Custodian"), and any and all other securities or cash from time to time received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and held under the Agreement (the deposited Shares, together with such securities and cash, the "Deposited Securities").  This ADR is issued pursuant to the Amended and Restated Deposit Agreement dated as of December 15, 1999, as further amended and restated as of ___________, 2011 (as amended from time to time, the "Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder ("ADSs") evidenced by American Depositary Receipts (“ADRs”), each of whom by accepting an ADS agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof.  Copies of the Agreement are on file at the Depositary's Corporate Trust Office referred to below and at the office of the Custodian.  The Depositary’s Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.  This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.  The terms and conditions of the Agreement are hereby incorporated by reference into this ADR.

(1)

Withdrawal of Deposited Securities.  Subject to Paragraphs (4), (7) and (9), upon surrender of this ADR in form satisfactory to the Depositary accompanied by such instruments of transfer as the Depositary may require at the Depositary's Corporate Trust Office referred to below, the Holder hereof is entitled to delivery, as promptly as practicable, (i) to an account designated by such Holder with Deutsche Börse Clearing AG ("Clearing AG"), of the Shares and the other Deposited Securities that are eligible for deposit with Clearing AG and (ii) at the office of the Custodian, of any Deposited Securities that are not eligible for deposit with Clearing AG, in each case at the time underlying this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver Deposited Securities (other than Shares) at the Depositary's Corporate Trust Office.

(2)

Register.  The Depositary shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Agreement is 101 Barclay Street, New York, New York 10286 (the "Depositary's Corporate Trust Office"), (a) a register (the "Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and receipt of ADRs.  The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it or when requested by the Company.

(3)

Title to ADRs; Validity.  Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual signature of a duly authorized signatory of such co-registrar and dated by such signatory.

(4)

Certain Limitations.  As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Agreement.  From time to time, the Company, the Depositary or the Custodian may also require such information as it may deem necessary or proper consistent with the Agreement.  The Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above.  The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or Clearing AG is closed or when any such action is reasonably deemed expedient by the Depositary, after consultation with the Company to the extent practicable.  Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities.  Notwithstanding any other provision of the Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the U.S. Securities Act of 1933, as amended (the "Securities Act") and no amendment shall impair such requirements.

(5)

Pre-release.  Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 4 of the Agreement, execute and deliver ADRs prior to the receipt of Shares pursuant to Section 3 of the Agreement in a Pre-release transaction subject to the requirements set out below.  The Depositary may deliver Shares upon the receipt and cancellation of Pre-released ADRs, whether or not such cancellation is prior to the termination of such Pre-release or the Depositary knows that such ADR has been Pre-released.  The Depositary may receive ADRs in lieu of Shares in satisfaction of a Pre-release.  Each Pre-release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered (the "Pre-releasee") that the Pre-releasee, or its customer, (i) owns the Shares or ADRs to be remitted, as the case may be, (ii) transfers all beneficial right, title and interest in such Shares or ADRs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ADRs, as the case may be, that is inconsistent with the transfer of ownership (including, without the consent of the Depositary, disposing of Shares or ADRs, as the case may be, other than in satisfaction of such Pre-release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set U.S. dollar limits with respect to Pre-release transactions to be entered into hereunder with any particular Pre-releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-releasee's obligations to the Depositary in connection with a Pre-release transaction, including the Pre-releasee's obligation to deliver Shares or ADRs upon termination of a Pre-release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(6)

Representations and Warranties.  Every person depositing Shares under the Agreement is deemed to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act and may be publicly offered and sold in the United States without registration under the Securities Act or (B) have been registered under the Securities Act.  Such representations and warranties shall survive the deposit of Shares and the issuance and cancellation of this ADR.

(7)

Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge.  The Holder hereof shall remain liable for any deficiency.  Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.

(8)

Disclosure of Interests.  The Depositary and each Beneficial Owner agree to comply with all applicable provisions of German law and the Company's Articles of Association regarding the notification of such person's interest in Shares, which provisions at the date of the Agreement include Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz).  At the date of the Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold.  The Depositary and each Beneficial Owner acknowledge that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Beneficial Owner has an interest.

(9)  Charges of Depositary.  The Depositary may charge, to the extent permitted by applicable law and the rules of any securities exchange on which the ADSs are listed or admitted for trading, each person to whom ADRs are issued against deposits of Shares, including ADRs issued in respect of Share Distributions, Rights and other Distributions (as such terms are defined in Paragraph (11)) and changes affecting Deposited Securities (pursuant to Paragraph (14)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 or less for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered and each Holder a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Agreement and this Receipt and each Holder a fee for the distribution of securities pursuant to Paragraph 11(d), such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Paragraph 9 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Holders.  In addition to any fee charged pursuant to Paragraph (11) as described in the preceding sentence, a fee of $.02 or less per ADS (or portion thereof) per annum for depositary services, which will be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions.  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing or withdrawing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) any transfer or registration fees charged by third parties for transfer of any Deposited Securities in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

(10)  Available Information.  The Agreement, the Company's Articles of Association, and written communications from the Company that are received by the Custodian or the Depositary in accordance with Section 11 of the Agreement, are available for inspection by Holders at the Depositary's Corporate Trust Office and the office of the Custodian.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when requested and furnished by the Company at the Company's expense.  The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the U.S. Securities Exchange Act of 1934 on its Internet web site at www.commerzbank.com

(11)  Distributions on Deposited Securities.  Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Agreement and to the Paragraphs (4), (7) and (9), the Depositary shall as promptly as practicable distribute to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holder's ADRs:

(a)

Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, (iii) deduction of the Depositary's expenses in (1) converting any foreign currency into U.S. dollars and (2) making any sale by public or private means in any commercially reasonable manner and (iv) the fees of the Depositary.  Only whole U.S. dollars and cents will be distributed (any fractional cents shall be rounded to the nearest whole cent and so distributed to the Holders entitled thereto.

(b)

Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.  If additional receipts are not so distributed each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

(c)

Rights. (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary (which may include a written opinion from U.S. counsel to the Company) that the Depositary may lawfully distribute the same, warrants or other instruments ("ADS Warrants") representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares, rights to sell Shares or ADRs to the Company or any other parties or rights of any other nature available to the Depositary as a result of a distribution on Deposited Securities ("Received Rights"), or (ii) to the extent the Company does not furnish such evidence and/or so instructs the Depositary and sales of Received Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable and, to the extent practicable, on the principal German stock exchange on which the Shares are traded), any U.S. dollars available to the Depositary constituting the net proceeds of sales of Received Rights, as in the case of Cash, or (iii) failing either (i) or (ii), nothing (and any Received Rights may lapse).  In circumstances in which ADS Warrants would not otherwise be distributed, if a Holder requests the distribution of instruments in order to exercise the Received Rights allocable to the ADSs of such Holder hereunder, the Depositary shall make ADS Warrants available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.  If the Depositary has distributed ADS Warrants to acquire additional ADRs to all or certain Holders, then upon instruction pursuant to such ADS Warrants or other instruments to the Depositary from such Holder to exercise such ADS Warrants, upon payment of such Holder to the Depositary of an amount upon the exercise of the ADS Warrants, the fees and expenses of the Depositary and any other charges as set forth in such ADS Warrants, the Depositary shall, on behalf of such Holder, exercise the underlying Received Rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to the Agreement, and shall, pursuant to the Agreement, execute and deliver ADRs to such Holder; provided, however, that in the case of a distribution pursuant to the second preceding sentence, such deposit shall be made, and depositary shares shall be delivered, under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation and transfer under applicable United States law.

(d)

Other Distributions.  (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company, lawful, equitable and practicable, or (ii) to the extent the Depositary deems after consultation with the Company distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other Distributions, as in the case of Cash.

To the extent that the Depositary determines, after consultation with the Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

(12)  Record Dates.  The Depositary shall fix a record date (which date shall (a) in the case of a distribution be the same date to the extent practicable as the distribution date fixed by the Company, and (b) in all other circumstances, fixed after consultation with the Company to the extent practicable) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and, subject to the satisfaction of applicable requirements of German law and the Company's Articles of Association, only Holders of record on the close of business on such date shall be so entitled.

(13)  Voting of Deposited Securities.  As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, at the request of the Company, mail to Holders (for forwarding to Beneficial Owners) a notice (a) containing such information as is contained in such notice and any solicitation materials, (b) stating that each Holder on the record date set by the Depositary therefor, subject to applicable law and the Company's Articles of Association, will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities underlying such Holder's ADRs and (c) specifying how and when such instructions may be given.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company's Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder's ADRs in accordance with such instructions.  To the extent such instructions are not so received by the Depositary from any Holder, the Depositary shall not vote the Deposited Securities underlying such Holder's ADRs.  Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder's ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder's ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a shareholders' meeting.  The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Agreement the number of Shares or other Deposited Securities with respect to which it has received voting instructions from Holders.  In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions adjusting the number of securities voted on a pro-rated basis.  In order to give Holders a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, the Company, if it will request the Depositary to solicit instructions from Holders, shall give the Depositary notice of any such meeting or solicitation not less than 45 days prior to the meeting date or date for giving such proxies or consents.  Subject to the rules of any stock exchange on which the Deposited Securities are listed, the Depositary shall use its reasonable efforts to deliver to the Company, to the extent paracticable prior to the date notified by the Company as the last day for the deposit of Deposited Securities (Hinterlegungstag), a tabulation of the voting instructions received from Holders.

(14)  Changes Affecting Deposited Securities.  Subject to Paragraphs (4), (7) and (9), upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.  In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.

(15)  Exoneration.  The Depositary, the Company, their respective officers, directors, affiliates and agents and each of them shall:  (a) incur no liability (i) if law, regulation, rule of any regulatory authority or stock exchange, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Agreement without negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; and (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person in each case believed by it in good faith to be competent to give such advice or information.  The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  In the Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  No disclaimer of liability under the Securities Act is intended by any provision hereof or of the Agreement.

(16)  Amendment.  Subject to the last sentence of Paragraph (4), the ADRs and the Agreement may be amended by the Company and the Depositary without consent of the Holders, provided that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR, to consent and agree to such amendment and to be bound by the ADRs and the Agreement as amended thereby.

(17)  Termination.  The Depositary shall, at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17) at any time 45 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Agreement before the end of such 45 days.  After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities.  At any time after the expiration of one year from the date so fixed for termination, the Depositary may sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested for the benefit of the Holders and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such proceeds.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.

(1)

Uncertificated ADSs; DTC Direct Registration System

Notwithstanding anything to the contrary in the Agreement:

(a)

ADSs may be certificated securities evidenced by ADRs or uncertificated securities.  The form of ADR annexed as Exhibit A to the Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated ADSs.  Except for those provisions of the Agreement that by their nature do not apply to uncertificated ADSs, all the provisions of the Agreement shall apply, mutatis mutandis, to both certificated and uncertificated ADSs.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to ADRs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing ADSs registered in the name requested by that person,  (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more ADRs.

(ii)

The term “surrender”, when used with respect to ADRs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender ADSs not evidenced by an Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more ADRs evidencing ADSs.

(c)

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated ADSs, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a ADR for the purpose of exchanging it for uncertificated ADSs, shall cancel that ADR and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated ADSs that the surrendered ADR evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated ADSs for the purpose of exchanging them for certificated ADSs, shall execute and deliver to the Holder an ADR evidencing the same number of certificated ADSs.

(e)

Upon satisfaction of the conditions for replacement of an ADR that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the ADSs evidenced by that ADR in uncertificated form unless otherwise requested by the Holder.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated ADSs upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 12 of the Deposit Agreement and Paragraph (15) of the Form of ADR shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.